     As filed with the Securities and Exchange Commission on April 2, 1999

                                                  Registration No. 333-________

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      SECURITY DYNAMICS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                       04-2916506
  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                      Identification Number)

  36 CROSBY DRIVE, BEDFORD, MASSACHUSETTS                     01730
  (Address of Principal Executive Offices)                  (Zip Code)


           1998 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)


                             ARTHUR W. COVIELLO, JR.
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                     (Name and Address of Agent for Service)

                                 (781) 301-5000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
     Title of                               Proposed Maximum     Proposed Maximum
    Securities              Amount              Offering             Aggregate            Amount of
       to be                to be                Price                Offering           Registration
    Registered            Registered           Per Share               Price                 Fee
----------------------------------------------------------------------------------------------------------
 Common Stock,            548,750              $16.875(1)            $9,260,157(1)          $2,575
 $.01 par value            shares
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common
     Stock on the Nasdaq National Market on March 26, 1999 in accordance with
     Rules 457(c) and 457(h) under the Securities Act of 1933.

==========================================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-71075 (the "Initial Registration Statement"), filed by the Registrant on January 25, 1999, relating to the Registrant's 1998 Non-Officer Employee Stock Incentive Plan.

         Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts. A senior partner of Hale and Dorr LLP beneficially owns approximately 3,300 shares of the Registrant's Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts on April 2, 1999.


                                        SECURITY DYNAMICS TECHNOLOGIES, INC.



                                        By:  /s/ Charles R. Stuckey, Jr.
                                             --------------------------------
                                             Charles R. Stuckey, Jr.
                                             Chairman of the Board and Chief
                                             Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Security Dynamics Technologies, Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur
W. Coviello, Jr., Marian G. O'Leary and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Security Dynamics Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                           Title                         Date
     ---------                           -----                         ----

/s/ Charles R. Stuckey, Jr.    Chairman of the Board of           April 2, 1999
----------------------------   Directors and Chief
Charles R. Stuckey, Jr.        Executive Officer (Principal
                               Executive Officer)

/s/ Marian G. O'Leary          Senior Vice President, Finance,    April 2, 1999
----------------------------   Chief Financial Officer and
Marian G. O'Leary              Treasurer (Principal Financial
                               and Accounting Officer)

/s/ D. James Bidzos            Director                           April 2, 1999
----------------------------
D. James Bidzos


                               Director
----------------------------
Richard L. Earnest


/s/ Joseph B. Lassiter, III    Director                           April 2, 1999
----------------------------
Joseph B. Lassiter, III


/s/ George M. Middlemas        Director                           April 2, 1999
----------------------------
George M. Middlemas


/s/ James K. Sims              Director                           April 2, 1999
----------------------------
James K. Sims


                               Director
----------------------------
Taher Elgamal


                               Director
----------------------------
Arthur W. Coviello, Jr.

                                  EXHIBIT INDEX


Exhibit
Number                        Description
-------                       -----------

   4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit
               4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-85606)

   5           Opinion of Hale and Dorr LLP

  23.1         Consent of Hale and Dorr LLP (included in Exhibit 5)

  23.2         Consent of Deloitte & Touche LLP, independent auditors

  24 Power of Attorney (included in the signature pages of this Registration Statement)